LEISURE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

WMS Industries, Inc.*†

2,036 $

60,612

Life Time Fitness, Inc.*†

1,965

58,066

McDonald's Corp.

7,730 $

434,581

Jack in the Box, Inc.*

2,577

57,751

Walt Disney Co.†

13,505

421,356

Chipotle Mexican Grill, Inc.*†

746

56,219

Time Warner, Inc.

27,070

400,636

International Speedway Corp.

News Corp. — Class A

18,433

277,232

— Class A

1,424

55,579

Carnival Corp.†

6,774

223,271

Chipotle Mexican Grill, Inc. —

Yum! Brands, Inc.†

6,090

213,698

Class A*†

618

51,059

Viacom, Inc. — Class B*

6,569

200,617

Cheesecake Factory, Inc.*†

3,091

49,178

Activision, Inc.*

5,635

191,984

Gaylord Entertainment Co.*†

2,030

48,639

Electronic Arts, Inc.*†

4,292

190,693

Pool Corp.†

2,621

46,549

Las Vegas Sands Corp.*†

3,681

174,627

Boyd Gaming Corp.†

3,705

46,535

Starbucks Corp.*†

11,084

174,462

Ameristar Casinos, Inc.†

3,085

42,635

Marriott International, Inc. —

Brunswick Corp.†

4,004

42,442

Class A†

5,573

146,235

Sonic Corp.*†

2,860

________

42,328

Wynn Resorts Ltd.†

1,791

145,698

Total Common Stocks

MGM MIRAGE*

4,082

138,339

(Cost $5,573,602)

________

6,356,506

Starwood Hotels & Resorts

SECURITIES LENDING COLLATERAL 22.3%

Worldwide, Inc.†

3,335

133,633

Mount Vernon Securities

Hasbro, Inc.†

3,710

132,521

Lending Trust Prime Portfolio

1,424,185

________

1,424,185

International Game

Technology, Inc.†

4,894

122,252

Total Securities Lending Collateral

Mattel, Inc.

7,096

121,483

(Cost $1,424,185)

________

1,424,185

Tim Hortons, Inc.†

3,988

114,416

Face

Darden Restaurants, Inc.†

3,467

110,736

Amount

Burger King Holdings, Inc.

3,840

102,874

REPURCHASE AGREEMENTS 0.3%

CTC Media, Inc.*

4,006

98,788

Collateralized by obligations of

Royal Caribbean Cruises Ltd.†

4,395

98,756

the U.S. Treasury or U.S.

Eastman Kodak Co.†

6,824

98,470

Government Agencies

Scientific Games Corp. —

Class A*†

3,220

95,376

Lehman Brothers Holdings, Inc

Marvel Entertainment, Inc.*†

2,949

94,781

issued 06/30/08 at 0.25% due

Wyndham Worldwide Corp.

5,142

92,093

07/01/08

$

19,392

________

19,392

Wendy's International, Inc.

3,322

90,425

Total Repurchase Agreements

DreamWorks Animation SKG,

(Cost $19,392)

________

19,392

Inc. — Class A*

3,013

89,817

Total Investments 122.1%

Penn National Gaming, Inc.*

2,454

78,896

(Cost $7,017,179)

$

_________

7,800,083

Brinker International, Inc.

4,073

76,980

Liabilities in Excess of Other

Take-Two Interactive Software,

Assets – (22.1)%

$

(1,413,811)

_________

Inc.*

2,980

76,199

Net Assets – 100.0%

$

6,386,272

Orient-Express Hotels Ltd. -

*

Non-Income Producing Security.

Class A

1,727

75,021

†

All or a portion of this security is on loan at June 30, 2008.

Bally Technologies, Inc.*†

2,218

74,968

Regal Entertainment Group —

Class A†

4,428

67,660

Vail Resorts, Inc.*

1,563

66,943

Panera Bread Co. — Class A*†

1,430

66,152

Polaris Industries, Inc.†

1,555

62,791

Choice Hotels International,

Inc.†

2,336

61,904

THQ, Inc.*†

3,038

61,550

1